Exhibit 10.32

STOCK PURCHASE AGREEMENT

The Stock Purchase Agreement (this “Agreement”), effective as of June 13 , 2017, is made by and between Pyxis Tankers Inc., a Marshall Islands corporation (“Pyxis Tankers”), and Pyxis Holdings Inc., a Marshall Islands corporation (“Pyxis Holdings”), for the purchase and sale of 500 registered shares of common stock, without par value per share (the “Common Shares”) of Ninthone Corp., a Marshall Islands corporation and a wholly-owned subsidiary of Pyxis Holdings (“Ninthone”). Pyxis Tankers, Pyxis Holdings and Ninthone shall collectively be referred to herein as the “Parties.”

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Common Shares; Closing; Termination; Closing Conditions

1.1.      Sale of Common Shares. Upon the terms and subject to the conditions of this Agreement, Pyxis Holdings shall transfer, assign, set over and deliver to Pyxis Tankers, and Pyxis Tankers shall purchase from Pyxis Holdings, all of Pyxis Holdings’ rights, title and interests in and to the Common Shares, which represent all of the issued and outstanding shares of capital stock of Ninthone.

1.2.      Purchase Consideration. Subject to the terms and conditions herein, on the Closing Date (as defined in Article V below), Pyxis Tankers shall issue to Pyxis Holdings or its nominee the total number of shares (the “Consideration Shares”) of common stock, par value $0.001, of Pyxis Tankers, as are determined in accordance with this Section 1.2, together with a cash payment of $4.5 million, in consideration of the transfer of all of the authorized, issued and outstanding Common Shares of Ninthone to Pyxis Tankers in accordance with this Agreement. On the Closing Date, Pyxis Tankers shall issue to Pyxis Holdings such number of Consideration Shares equal to the quotient of $4.8 million divided by the Share Price (as defined in Article V below), rounded up the nearest whole share.

1.3.      Delivery of Shares; Wire Transfer. On the Closing Date, (a) Pyxis Holdings will deliver to Pyxis Tankers the certificate representing the Common Shares, together with all necessary executed assignment forms required to transfer the Common Shares to Pyxis Tankers; (b) Pyxis Tankers will pay the cash consideration described in Section 1.2 of this Agreement to Pyxis Holdings by wire transfer of immediately available funds in accordance with the written instructions provided to Pyxis Tankers by Pyxis Holdings; and (c) Pyxis Tankers shall issue and deliver all Consideration Shares to Pyxis Holdings or its nominee in accordance with terms of this Agreement, unless otherwise directed by Pyxis Holdings in writing prior to the delivery of the Consideration Shares.

1.4.      Closing. The issuance, purchase and sale of the Common Shares and Consideration Shares, as applicable, shall take place on the Closing Date at the offices of Pyxis Tankers at such time or other place as the Parties may mutually agree.

1.5.      Consideration. The sufficiency of such consideration for the issuance, sale and purchase of the Common Shares and Consideration Shares, as applicable, is hereby acknowledged by the Parties.

1.6.      Termination. This Agreement will terminate automatically without further action by the Parties if the closing of the Pyxis Tankers Offering (as defined in Article V below) and the satisfaction of the other closing conditions do not occur on or prior to August 31, 2017.

1.7.      Closing Conditions. The obligation of the Parties to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

(a)	Representations, Warranties and Covenants. The representations and warranties of each of the Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the covenants and agreements of each Party to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(b)	Pyxis Tankers Offering. The Pyxis Tankers Offering shall have been consummated with gross proceeds of at least $10 million, of which at least $4 million will be utilised or otherwise employed as working capital of Pyxis Tankers.

(c)	Entry into the Pyxis Lamda Loan Amendment Documents. The parties to the agreements and other documents listed on Schedule I (the “Pyxis Lamda Loan Amendment Documents”) shall have entered into their respective Pyxis Lamda Loan Amendment Document and any conditions to their effectiveness contained therein shall have been satisfied or waived by the lender.

ARTICLE II

Representation and Warranties

2.1       Representations and Warranties of Pyxis Tankers. Pyxis Tankers hereby represents and warrants to Pyxis Holdings, as of the date of this Agreement and the Closing Date, as follows:

(d)	Organization, Authorization, Good Standing and Power. Pyxis Tankers is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and sell the Consideration Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Pyxis Tankers and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Pyxis Tankers or its board of directors or shareholders is required. When executed and delivered, assuming that this Agreement has been duly authorized, executed and delivered by the other party hereto, this Agreement will constitute the legal, valid and binding obligation of Pyxis Tankers, enforceable against Pyxis Tankers in accordance with its terms,

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except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

(e)	Good Standing. Pyxis Tankers and its subsidiaries are duly qualified or licensed to transact and are in good standing in all jurisdictions where the ownership or operation of their respective assets and properties or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or licensed or be in good standing would not materially affect Pyxis Tankers or its subsidiaries, taken as a whole.

(f)	Consents. All corporate and other action, including the sending of all notices, filings and governmental or other consents and authorities for Pyxis Tankers to enter into and perform its obligations hereunder have been taken or obtained and, as of the date hereof, no further corporate or other action or governmental or other official consents or authorities are necessary for the performance by it of its obligations hereunder.

(g)	Issuance of the Consideration Shares. The Consideration Shares to be issued on the Closing Date have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof and delivered by Pyxis Tankers, shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all Liens (as defined in Article V below) and the holder thereof shall be entitled to all rights accorded to a holder of the common stock of Pyxis Tankers.

(h)	No Registration. Assuming the accuracy of Pyxis Holdings’ representations, warranties and covenants set forth in Section 2.2, no registration under the Securities Act (as defined in Article V below) is required for the offer and sale of the Consideration Shares by Pyxis Tankers to Pyxis Holdings hereunder.

(i)	No Broker. No broker or finder has acted for Pyxis Tankers in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Pyxis Tankers.

(j)	Compliance with Laws. Pyxis Tankers, in all material respects, complies with all applicable laws affecting or related to Pyxis Tankers or any of its business, operations, assets or employees. No investigation or review by any governmental authority with respect to Pyxis Tankers is pending or, to the knowledge of Pyxis Tankers, threatened and no governmental authority has indicated an intention to conduct the same.

(k)	Full Disclosure. No representation or warranty of Pyxis Tankers contained herein contains any untrue statement of a material fact or omits or will omit to state a material

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fact necessary in order to make the statement contained herein or therein not misleading.

2.2       Representations and Warranties of Pyxis Holdings. Pyxis Holdings hereby makes the following representations and warranties to Pyxis Tankers as of the date of this Agreement and the Closing Date, as follows:

(a)	Organization, Authorization, Good Standing and Power. Pyxis Holdings is an entity duly incorporated or organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Pyxis Holdings has the requisite power and authority to enter into and perform this Agreement and to sell the Common Shares being sold to Pyxis Tankers hereunder. The execution, delivery and performance of this Agreement by Pyxis Holdings and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary entity action, and no further consent or authorization of Pyxis Holdings. This Agreement has been duly executed by Pyxis Holdings, and when delivered by Pyxis Holdings in accordance with the terms hereof, will constitute the valid and legally binding obligation of Pyxis Holdings enforceable against it in accordance with its terms.

(b)	Access to Information. Pyxis Holdings acknowledges that it has had the opportunity to review publically available filings and exhibits thereto of Pyxis Tankers filed with the SEC and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Pyxis Tankers concerning the terms and conditions of the issuance and sale of the Consideration Shares and the merits and risks of investing in the Consideration Shares; (ii) access to information about Pyxis Tankers and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Pyxis Tankers possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Pyxis Holdings further acknowledges and agrees that except for the representations and warranties set forth in this Agreement, Pyxis Tankers has not made any representation or warranty, express or implied, of any nature whatsoever concerning the Consideration Shares or Pyxis Tankers. Pyxis Holdings has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Consideration Shares.

(c)	Accredited Investor. Each of Pyxis Holdings and its nominee to receive the Consideration Shares is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated under this Agreement. Pyxis Holdings and its nominee is acquiring the Consideration Shares for investment purposes, with no intention of distributing or reselling any of the Consideration Shares or any interest therein. Neither Pyxis Holdings nor its nominee is purchasing the Consideration Shares as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over

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television or radio or presented at any seminar or any other general solicitation or general advertisement. Neither Pyxis Holdings nor its nominee has any contract, undertaking, agreement or arrangement with any entity, organization or individual to sell or transfer or grant participations in, the Consideration Shares to any such entity, organization or individual. Pyxis Holdings represents that by reason of its, or of its management’s, business and financial experience, each of Pyxis Holdings and its nominee the capacity to evaluate the merits and risks of its investment in the Consideration Shares and to protect its own interests in connection with the transactions contemplated in this Agreement. Each of Pyxis Holdings’ and its nominee’s financial condition is such that it is able to bear all economic risks of investment in the Consideration Shares, including a complete loss of its investment. Each of Pyxis Holdings and its nominee understands the terms of and risks associated with the acquisition of the Consideration Shares. Pyxis Holdings acknowledges that Pyxis Tankers has given neither Pyxis Holdings nor its nominee any investment or tax advice, credit information or opinion on whether the purchase of the Consideration Shares is prudent. Pyxis Holdings understands on behalf of itself and its nominee that (a) the Consideration Shares are being offered and sold to it and its nominee in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, (b) the Consideration Shares have not been registered under the Securities Act or the securities laws of any state, (c) the Consideration Shares are and will be “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act, and (d) the Consideration Shares may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act and any applicable state securities laws, or unless an exemption from such registration provisions is available with respect to such transaction.

(d)	Organization; Qualification. Ninthone is duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands. Ninthone has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Ninthone is in good standing in each of the jurisdictions in which it is qualified or registered to do business as a foreign corporation and Ninthone is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction in which Ninthone owns, leases or operates property or otherwise conducts business. Ninthone has not received any notice from any federal, state, local or foreign political subdivision, court, administrative agency, board, bureau, commission or department or other governmental authority or instrumentality and any tribunal or arbitrator or self-regulatory organization or body of competent jurisdiction (collectively, “Governmental Entity”) that it is required to register or qualify to do business as a foreign corporation in any jurisdiction other than such jurisdictions in which it has already registered or qualified. Pyxis Holdings has heretofore delivered to Pyxis Tankers complete and correct copies of Ninthone’s constituent documents including its respective Articles of Incorporation and By-Laws, as amended, or such other similar documents, and any agreements of Ninthone and its shareholders (collectively, the “Company’s Constitutional Documents”).

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(e)	Company’s Constitutional Documents as currently in effect. Ninthone’s Constitutional Documents, minute books, including minutes of meetings and resolutions of stockholders and directors of Ninthone, stock books, stock ledgers and corporate seals are accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and in compliance with Ninthone’s Constitutional Documents. Ninthone is not in default or in violation of its Constitutional Documents.

(f)	Capitalization. The Common Shares sold pursuant to this Agreement constitute all of the issued and outstanding shares of capital stock of Ninthone, all such shares are duly authorized, validly issued, fully paid and non-assessable and except for the Liens related to the Pyxis Lamda Loan Agreement (as defined on Schedule II), are owned legally and beneficially by Pyxis Holdings. Other than this Agreement and except for the Liens relating to the Pyxis Lamda Loan Agreement, there is no subscription, option, warrant, preemptive right, call right or other right, agreement or commitment of any nature relating to the voting, issuance, sale, delivery or transfer (including any right of conversion or exchange under any outstanding security or other instruments) relating to the Common Shares or other capital stock or any other capital or voting interests of Ninthone, whether issued or unissued and there is no obligation on the part of Pyxis Holdings or Ninthone to grant, extend or enter into any of the foregoing. There are no outstanding contractual obligations of Ninthone to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of Ninthone.

(g)	Ownership of Common Shares. Pyxis Holdings owns and holds the Common Shares free and clear of any Liens other than those relating to the Pyxis Lamda Loan Agreement. No person, other than Pyxis Tankers, holds, or has any agreement, option, right or privilege capable of becoming an agreement for the purchase from Pyxis Holdings of, any of the Common Shares. At the Closing Date, Pyxis Holdings will transfer, assign and transmit good and marketable title to and deliver the Common Shares to Pyxis Tankers, free and clear of all Liens other than those relating to the Pyxis Lamda Loan Agreement.

(h)	Absence of Certain Changes and Events. Except as otherwise contemplated by this Agreement, since the Balance Sheet Date (as defined below):

(i)	the business of Ninthone has been conducted only in the ordinary course and substantially in the manner that such business was heretofore conducted;

(ii)	Ninthone has not entered into any contract, agreement or other instrument, written or oral, which has resulted or will result in a transfer of assets;

(iii)	there has been no material adverse change in the assets, financial condition, operating results, customer, supplier or employee relations or liabilities of Ninthone including any material casualty loss or damage to the assets of Ninthone, whether or not covered by insurance;

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(iv)	there has been no split, combination or reclassification of capital stock or any securities of Ninthone, or any redemption or other acquisition by Ninthone of any shares of capital stock or any securities of Ninthone;

(v)	there has not been any damage, destruction or casualty loss materially adversely affecting the business, results of operations or financial condition of Ninthone;

(vi)	there has not been (i) any increase in the rate or terms of compensation payable or to become payable by Ninthone to its directors, officers, managers, employees or commission sales personnel or (ii) any entering by Ninthone into any new employment agreement or any modification of the terms of any existing employment agreement;

(vii)	except with respect to the agreements set forth on Schedules I and II, there has not been any entry into of any material contract (including, without limitation, any relating to borrowing, capital expenditures or capital financing) by Ninthone;

(viii)	there has not been any change by Ninthone in accounting methods, principles or practices;

(ix)	there has not been any issuance, sale, encumbrance, or gift of any capital stock or any other security of Ninthone or of any option, security convertible into or right to purchase any such capital stock or security of Ninthone;

(x)	except with respect to the agreements set forth on Schedules I and II, Ninthone has not made any material capital expenditures or commitments to make capital expenditures;

(xi)	Ninthone has not made any disposition or sale of any asset of Ninthone;

(xii)	except with respect to the agreements set forth on Schedules I and II, Ninthone has not mortgaged, granted a security interest in, pledged or subjected to Liens any assets of Ninthone;

(xiii)	except with respect to the agreements set forth on Schedules I and II, Ninthone has not incurred or assumed any indebtedness for borrowed money having a repayment term of greater than one year, including the current portion of any such indebtedness, and any other instruments treated as long term debt in accordance with U.S. GAAP;

(xiv)	Ninthone has not waived, cancelled or released any material right, interest, claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding (collectively, “Claim”) or suffered the lapse or other loss of any such Claim;

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(xv)	Ninthone has not instituted, settled or agreed to settle any action, suit, litigation, claim, investigation, legal, administrative or arbitration proceeding; and

(xvi)	Ninthone has not authorized, agreed or entered into any contract, agreement or other instrument, written or oral, to take any of the types of action described in subsections (i) through (xv) above.

(i)	Title, Condition and Sufficiency of Assets. Ninthone has good, valid and marketable title to all of the properties and assets which it purports to own or lease, as the case may be, including without limitation the vessel Pyxis Lamda, free and clear of all Liens other than those related to the Pyxis Lamda Loan Agreement. Ninthone’s material assets are in good working condition, ordinary wear and tear excepted and, collectively, together with properties leased to Ninthone, are sufficient to permit the continued operation of Ninthone’s business in the same manner as currently conducted. There is no agreement, option or other right outstanding in favor of any person for the purchase from Ninthone of any of Ninthone’s assets.

(j)	Contracts. Schedule II lists all of Ninthone’s material contracts, including the shipbuilding contract; management contracts; refund guaranties; existing charter; agreements relating to borrowings, capital expenditures or capital financing; and all other material contracts to which Ninthone is a party and all related nominations, assignments and novations of any such contracts and agreements. Pyxis Holdings has heretofore delivered to Pyxis Tankers complete and correct copies of all the contracts and agreements set forth on Schedule II.

(k)	Proceedings. There is no Claim that is pending, or to the knowledge of Pyxis Holdings, no Claim threatened in writing, against or relating to Ninthone or its business or the transactions contemplated by this Agreement before any Governmental Entity and Ninthone is not subject to or bound by any outstanding order.

(l)	Taxes. No tax returns are, or have ever been, required to be filed by, or with respect to, Ninthone. Ninthone has no and will not have any tax liability for any time at or prior to the Closing.

(m)	Compliance with Law; Permits. Ninthone has conducted its business in compliance with, and is in compliance with, in all material respects all applicable laws, orders and permits in all jurisdictions in which it carries on its business. Ninthone is not in violation of any material term or provision or requirement of any of such permits, and no person has threatened in writing to revoke, amend or impose conditions in respect of any of such permits.

(n)	Powers of Attorney; Absence of Limitation on Competition. Except as set forth in Schedules I and II, (a) no power of attorney or similar authorization given by Ninthone presently is in effect or outstanding, and (b) no contract to which Ninthone is a party or is bound or to which any of Ninthone’s properties or assets is subject, restricts or limits or purports to restrict or limit any Ninthone’s right to carry on any business or activity,

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compete in any line of business or with any person, solicit business from any person or in any geographic location or otherwise to conduct any business in any respect. Ninthone is not subject to any law or order or requirement of any Governmental Entity which is not of general application to persons carrying on a business similar to Ninthone’s business.

(o)	Environmental Matters. Ninthone is not subject to or the subject of, any proceeding, order, settlement, or other contract arising under any environmental, health and safety laws, nor has Ninthone received notice that any investigation has been commenced or is any proceeding threatened against Ninthone under any environmental, health and safety laws.

(p)	No Unlawful Payments. Neither of Ninthone, nor any director, shareholder, officer, agent, employee or other person associated with or acting on behalf of Ninthone, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any supplier, customer, licensor, contractor, politician, government employee or other person.

(q)	Financial Statements; Undisclosed Liabilities. Schedule III sets forth the unaudited balance sheet of Ninthone as of March 31, 2017 (the “Balance Sheet Date”), and the related statement of comprehensive loss for the quarter ended March 31, 2017 (collectively, the “Financial Statements”). The Financial Statements present fairly the financial position and results of operations of Ninthone as of the indicated dates and for the indicated periods and have been prepared in accordance with GAAP consistently applied. Except as reflected in the Company’s balance sheet dated March 31, 2017, or set forth on Schedule III, the Company has no Liabilities of the type required to be reflected on a balance sheet other than: (x) current Liabilities incurred in the ordinary course of business, consistent with past practice, since March 31, 2017; and (y) Liabilities under the Pyxis Lamda Loan Agreement.

(r)	Full Disclosure. No representation or warranty of Pyxis Holdings contained herein contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.

ARTICLE III

Covenants

3.1        Covenants of Pyxis Tankers. Pyxis Tankers covenants to Pyxis Holdings as follows, which covenants are for the benefit of Pyxis Holdings and its permitted assignees.

(a)	Listing. Pyxis Tankers shall use its commercially reasonable best efforts to cause its common stock to remain listed on Nasdaq Stock Market or such other national

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securities exchange.

(b)	New Guarantor. Pyxis Tankers shall enter into a guarantee in form reasonably acceptable to the lender of the Pyxis Lamda Loan Agreement as replacement for the existing guarantee issued by Pyxis Maritime Corp. in connection with the Pyxis Lamda Loan Agreement.

3.2        Covenants of Pyxis Holdings. Pyxis Holdings covenants to Pyxis Tankers as follows, which covenants are for the benefit of Pyxis Tankers and its permitted assignees.

(a)	Pyxis Lamda Loan Agreement Amendment. Pyxis Holdings shall use its commercial best efforts to enter, and to cause Ninthone to enter, into their respective Pyxis Lamda Loan Amendment Document.

ARTICE IV

Miscellaneous

4.1        Fees and Expenses. Except as otherwise set forth in this Agreement, each Party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.2        Specific Enforcement, Consent to Jurisdiction. Pyxis Tankers and Pyxis Holdings acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

4.3        Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon delivery at the address designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or (b) upon receipt, if sent by personal delivery, overnight courier or by mail, whichever shall first occur. Any Party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other Party hereto.

4.4        Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Notwithstanding the foregoing, this Agreement may not be transferred or assigned by Pyxis Holdings without the prior written consent of Pyxis Tankers.

4.5        Entire Agreement. This Agreement constitutes the entire agreement by the Parties and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

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4.6        Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.

4.7        Captions; Counterparts, Execution. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

4.8        No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.9        Dispute Resolution; Governing Law.

(a)	Each Party submits to the jurisdiction of the Arbitrator appointed in accordance herewith for the resolution and determination of any dispute (“Dispute”) concerning the formation, interpretation, performance or otherwise arising out of this Agreement. The term “Arbitrator” shall mean the person or panel of persons selected to arbitrate as hereinafter provided. The Arbitrator’s award shall be final and binding on the parties. The parties hereby waive any right to jury trial for any claims relating to or arising out of Disputes. Either Party may initiate arbitration proceedings by giving notice to the other Party providing enough information to identify the Dispute, requesting arbitration thereof, and designating the name and address of a person to act as Arbitrator. Within twenty one (21) days of receipt of such a notice, the other Party shall respond in writing to the first Party designating the name and address of a second person to act as Arbitrator. If the other Party fails so to respond, the person designated by the first Party shall act as Arbitrator alone. In the event two persons are thus designated as Arbitrator, those persons shall within fourteen (14) days of the aforesaid responsive notice select a third person, and the panel of said three persons shall act as the Arbitrator; provided, that if the two persons designated by the parties fail to agree upon and select a third person within the time allotted hereunder, such third person shall be appointed upon the application of either Party or both to the New York Regional Director of the American Arbitration Association (hereinafter the “AAA”). Either Party shall be entitled to suggest names to the AAA for appointment as such third person without notice to the other Party. Within thirty days (30) days after a person or panel is selected to act as the Arbitrator, the Arbitrator shall hold a hearing and receive and consider any written presentations of the parties and shall decide the Dispute and render an award within sixty (60) days after the hearing. In each case the Arbitrator’s decision and award shall be in writing and shall include written findings of fact. Action by the votes of at least two members of the panel shall constitute action of the Arbitrator. Arbitration proceedings shall be conducted at New York, New York, unless the parties otherwise agree. The parties shall produce such records and make such employees available as witnesses as the Arbitrator may direct. If and to the extent that any arbitration proceedings under this Section 4.9(a) involve issues which are common to the issues in

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arbitration under any other contract entered into pursuant to this Agreement, the arbitration proceedings shall be consolidated on application of either Party. Except as expressly provided in this Section 4.9(a) each arbitration under this Section 4.9(a) shall be governed by “International Arbitration Rules of the American Arbitration Association” in effect on the date notice of arbitration under this Section 4.9(a) is given. The parties consent to the entry of judgment on any final award or decision of the Arbitrator. Exclusive jurisdiction and venue over entry of judgment on any such arbitration award or decision shall be in any court of appropriate subject matter jurisdiction located in New York, New York, and the parties hereto by this Agreement expressly subject themselves to the personal jurisdiction of such court for the entry of any such judgment or for the resolution of any dispute arising therefrom; provided, however, that this consent to jurisdiction is without prejudice to the right of any Party to enforce an arbitral award in any jurisdiction or venue pursuant to the provisions of the New York Convention on the Enforcement of Arbitral Awards.

(b)	This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the General Obligations Law of the State of New York).

4.10       Limit on Liability. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, PYXIS TANKERS HAS NOT MADE AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER CONCERNING THE CONSIDERATION SHARES OR PYXIS TANKERS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO ANY OTHER PARTY UNDER THIS AGREEMENT FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY LOSS OF PROFIT OR ANTICIPATORY PROFITS, EVEN IF SUCH PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

4.11       Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

4.12        Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

4.13        Further Assurances. From and after the date of this Agreement, upon the request of Pyxis Holdings or Pyxis Tankers, each of the Parties shall execute and deliver such

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instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated thereby.

4.14        Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of each Party contained herein shall survive the Closing Date for a period of twelve months.

4.15        Indemnification. Each Party hereby agrees to indemnify and hold the other Party harmless from and against any and all losses, claims, damages, liabilities, costs, reasonable counsel fees and other expenses of every nature, whatsoever incurred as a result of, or arising in connection with, any breach by it of any representation, warranty, covenant, agreement or other obligation of it made or incurred under or pursuant to this Agreement.

ARTICLE V

Definitions

“Closing Date” means such date as mutually agreed to in writing by the Parties promptly following the closing and final settlement of the Pyxis Tankers Offering and satisfaction of the other closing conditions set forth in Section 1.7.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

“Lien” means any lien, pledge, encumbrance, mortgage, deed of trust, security interest, equity, claim, lease, license, charge, option, adverse right, right of first or last negotiation, offer or refusal, easement or transfer restriction of any kind or nature whatsoever, whether arising by agreement, operation of law or otherwise.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Price” shall mean the share price of Pyxis Tankers’ common shares offered to the public in the Pyxis Tankers Offering.

“Pyxis Tankers Offering” shall mean Pyxis Tankers’ public offering of common shares in connection with Pyxis Tankers’ Registration Statement on Form F-1 (No. 333-217498), as originally filed with the SEC on April 27, 2017.

[Signature Page Follows]

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IN WITNESS WHEREOF, Pyxis Tankers and Pyxis Holdings have caused this Agreement to be duly executed as of the date first above written.

PYXIS TANKERS INC.

By:	/s/ Henry Williams

Name: Henry Williams
Title: Chief Financial Officer

Address:	c/o Pyxis Maritime Corp
K. Karamanli 59
Maroussi 15125 Greece
Attn: Chief Financial Officer, with copy to Audit Committee Chairman

PYXIS HOLDINGS INC.

By:	/s/ Valentios Valentis

Name: Valentios Valentis
Title: President

Address:	c/o Pyxis Maritime Corp
K. Karamanli 59
Maroussi 15125 Greece
Attn: President

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Schedule I

1.	Amendment agreement relating to a term loan facility to finance part of the acquisition and delivery cost of MT “Pyxis Lamda” between Ninthone, as borrower, Pyxis Maritime Corp, as existing guarantor, Pyxis Tankers, as new guarantor, and Northern Shipping Fund III LP, as lender

2.	Pledge of Ninthone shares from Pyxis Tankers;

3.	Documents to be provided pursuant to the pledge of shares referenced in #2 above, including new share certificate of Ninthone; and

4.	Letter from Ninthone to Northern Shipping Fund III LP requesting that they continue to make available the Term Loan Facility available following change of the ultimate owner in Ninthone’s shares.

Schedule II

1.	Time charter party (recap), dated December 16, 2016, between MTM Tanker Trading LLC, as charterers, and Ninthone, as owner
2.	Shipbuidling contract for the construction of one (1) 50,300 dwt product oil/chemical tanker hull No. S-1164, dated June 28, 2013, between Ninthone, as buyer, and SPP Shipbuilding Co., Ltd, as builder, as amended on May 21, 2015
3.	Irrevocable letter of guarantee, dated July 17, 2013, made by Kookmin Bank in favor of Ninthone, as amended on July 26, 2013 via swift
4.	Ship manager agreement, dated January 8, 2017, between Ninthone and International Tanker Management Ltd.
5.	Shipmanagement agreement, dated January 1, 2016, between Ninthone and Pyxis Maritime Corp.
6.	Loan agreement, dated December 13, 2016, relating to the term loan facility of up to USD 25,250,000 to finance part of the acquisition and delivery costs of MT “Pyxis Lamda” between Ninthone, as borrower, Pyxis Maritime Corp., as guarantor, and Northern Shipping Fund III LP, as lender (together as proposed to be amended by the documents set forth on Schedule I, the “Pyxis Lamda Loan Agreement”)

Schedule III

Financial Statements; Liabilities

NINTHONE CORP.

Unaudited Balance Sheets

As of March 31, 2017

(Expressed in thousands U.S. Dollars)

March 31, 2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	721
Restricted cash, current portion	200
Inventories	61
Prepayments and other assets	57
Total current assets	1,039

FIXED ASSETS, NET:
Vessels, net	33,297
Advances for vessel under construction	-
Total fixed assets, net	33,297

OTHER NON-CURRENT ASSETS:
Restricted cash, net of current portion	200
Deferred charges, net	-
Total other non-current assets	200
Total assets	34,536

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
Accounts payable	675
Due to related parties	1,045
Hire collected in advance	399
Accrued and other liabilities	969
Total current liabilities	3,088

NON-CURRENT LIABILITIES:
Long-term debt, net of deferred financing costs	24,505
Total non-current liabilities	24,505

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
Common stock (500 common shares at no par value authorized, issued and outstanding as of March 31, 2017)	-
Additional paid-in capital	8,135
Accumulated deficit	(1,192)
Total stockholder's equity	6,943
Total liabilities and stockholder's equity	34,536

NINTHONE CORP.

Unaudited Statements of Comprehensive Loss

For the three months ended March 31, 2017

(Expressed in thousands U.S. Dollars)

Three Months Ended
March 31, 2017

Voyage revenues	1,046

Expenses:
Voyage related costs and commissions	(30)
Vessel operating expenses	(972)
General and administrative expenses	(18)
Management fees, related parties	(31)
Management fees, other	(34)
Depreciation	(262)
Operating loss	(301)

Other expenses:
Interest and finance costs, net	(649)
Total other expenses, net	(649)

Net loss	(950)